UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2014

(Date of Earliest Event Reported)

SECURED TECHNOLOGY INNOVATIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52982	74-3197968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1462 Erie Boulevard

Schenectady, New York 12305

(Address of principal executive offices)

(518) 935-2830

 (Registrant's telephone number, including area code)

Vision Dynamics Corporation

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Reverse Stock Split

On January 27, 2014, we filed with the Secretary of State of the State of Nevada a Certificate of Change to effect a reverse stock split of all of the outstanding and authorized shares of common stock at a ratio of 1 for 10 (the "Reverse Split) and a name change to Secured Technology Innovations Corp. Pursuant to the Certificate of Change, fractional number of shares outstanding after the reverse split will be rounded up to the next highest number of full shares.  The Certificate of Change was approved and adopted by the Board of Directors in accordance with the applicable provisions of the Nevada Revised Statutes.

In connection with the Reverse Split, on February 10, 2014, we filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority ("FINRA"). The Reverse Split is scheduled to take effect on or about February 14, 2011.

Item 9.  Financial Statements and Exhibits

(d) Exhibits

3.1. Certificate of Amendment of Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOX SEMICONDUCTOR, INC.

Date:  April 14, 2014

By:  /s/ Luis Leung

Name:

Luis Leung

Title:

Chief Executive Officer

2